EXHIBIT 99.1

GEE Group Announces Fiscal Year 2021 and Fourth Quarter Results

Non-GAAP Adjusted EBITDA $12.3 million for Fiscal Year; $3.6 million for Quarter

Jacksonville, FL December 23, 2021/ Accesswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2021.

Fourth Quarter Highlights

•	Q4 2021 revenue of approximately $41.5 million, up by approximately $10.5 million, or approximately 34%, over Q4 2020 revenue of approximately $31million; up by approximately $2.6 million, or approximately 7%, over Q4 2019 revenue of approximately $38.9 million; and, up sequentially by approximately $3.4 million, or approximately 9%, over Q3 2021 revenue of approximately $38.1 million

•	Q4 2021 gross profit of approximately $15.2 million, up by approximately $4.7 million, or approximately 45%, over Q4 2020 gross profit of approximately $10.5 million and up by approximately $1.9 million, or approximately 14%, over Q4 2019 gross profit of approximately $13.3 million; and, up sequentially by approximately $1.4 million, or approximately 10%, over Q3 2021 gross profit of approximately $13.8 million

•	Q4 2021 overall gross margin of approximately 36.7%, up by approximately 2.7 percentage points over Q4 2020 overall gross margin of approximately 34.0% and up by approximately 2.5 percentage points over Q4 2019 overall gross margin of approximately 34.2%; and, up sequentially by approximately 0.4 percentage points over Q3 2021 overall gross margin of approximately 36.3%

•	Q4 2021 selling, general and administrative (SG&A) of approximately $11.9 million, or approximately 29% of revenue, compared to Q4 2020 SG&A of approximately $10.1 million, or approximately 33% of revenue

•	Q4 2021 GAAP income from operations of approximately $2.3 million compared to Q4 2020 GAAP loss from operations of approximately ($9.6) million inclusive of a noncash goodwill impairment charge of approximately $8.9 million

•	Q4 2021 GAAP net income of approximately $3.0 million inclusive of a gain on debt extinguishment of approximately $1.2 million compared to a Q4 2020 GAAP net loss of approximately $(12.6) million inclusive of a noncash goodwill impairment charge of approximately $8.9 million

•	Q4 2021 adjusted EBITDA (a non-GAAP financial measure) of approximately $3.6 million (approximately 8.7% of revenue), up by approximately $1.9 million, or approximately 112%, over Q4 2020 and up approximately $500,000, or approximately 16%, sequentially over Q3 2021 and up by approximately $700,000, or 24%, over Q4 2019

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•	As of September 30, 2021, cash and cash equivalents of approximately $10 million; and approximately $15 million available on bank ABL credit facility (no borrowings outstanding)

•	Subsequent to the 2021 fiscal year end, on December 14, 2021, the Company and its subsidiaries were notified by PNC Bank and the U.S. Small Business Administration (“SBA”) that all remaining PPP loans in the aggregate principal amount of approximately $16.5 million plus aggregate accrued interest of approximately $268,000 were forgiven by the SBA, which will be reflected in GEE Group’s results for the first quarter ending December 31, 2022 as eliminations of these loans and accrued interest from our consolidated balance sheet with corresponding gains in income

•	All PPP loans of GEE Group and subsidiaries in the aggregate principal amount of approximately $19.9 million plus aggregate accrued interest of approximately $302,000 have been forgiven and, after giving effect to the forgiven PPP loans, the pro forma balance sheet as of September 30, 2021 would have reflected zero debt, pro forma net working capital of approximately $19.3 million and a pro forma current ratio of approximately 2.3

Full Year Highlights

•	Revenue for the 2021 fiscal year of approximately $148.9 million, up by approximately $19.1 million, or approximately 15%, over the 2020 fiscal year revenue of approximately $129.8 million; and approximately $2.8 million, or approximately 1.8%, lower than fiscal 2019 revenue of approximately $151.7 million

•	Gross profit for the 2021 fiscal year of approximately $52.5 million, up by approximately $7.8 million, or approximately 17.5%, over the 2020 fiscal year gross profit of approximately $44.7 million and up by approximately $520,000, or approximately 1%, over fiscal 2019 gross profit of approximately $52 million

•	Overall gross margin for the 2021 fiscal year of approximately 35.3%, up by approximately 0.9 percentage points over the 2020 fiscal year overall gross margin of approximately 34.4% and up by approximately 1 percentage point over the 2019 fiscal year overall gross margin of approximately 34.3%

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•	Selling, general and administrative (SG&A) for the 2021 fiscal year of approximately $41.7 million, or approximately 28% of revenue, compared to the 2020 fiscal year SG&A of approximately $44.4 million, or approximately 34% of revenue

•	GAAP income from operations for the 2021 fiscal year of approximately $6.5 million compared to a GAAP loss from operations for the 2020 fiscal year of approximately ($13.8) million, which was inclusive of a noncash goodwill impairment charge of approximately $8.9 million

•	GAAP net income for the 2021 fiscal year of approximately $6,000 which was inclusive of a loss on debt extinguishment of approximately $548,000 and interest expense of approximately $5.9 million, compared to a GAAP net loss of approximately $(14.4) million for the 2020 fiscal year which was inclusive of interest expense of approximately $12.2 million, a gain on extinguishment of debt of approximately $12.3 million, and a noncash goodwill impairment charge of approximately $8.9 million

•	Adjusted EBITDA (a non-GAAP financial measure) of approximately $12.3 million (approximately 8.2% of revenue), up by approximately $6.2 million, or approximately 100%, over the fiscal year 2020 and up by approximately $500,000, or approximately 4%, over the 2019 fiscal year

Fourth Quarter and Full Year Discussion

•	Revenue for the fiscal 2021 fourth quarter was approximately $41.5 million compared to approximately $31 million for the fiscal 2020 fourth quarter and approximately $38.9 million for the fiscal 2019 fiscal fourth quarter. Contract staffing services for the 2021 fiscal fourth quarter contributed approximately $35 million, or approximately 84%, of revenue and direct placement services contributed approximately $6.5 million, or approximately 16% of revenue. This compares to contract staffing services of approximately $27.7 million, or approximately 89%, of revenue and direct placement services of approximately $3.3 million, or approximately 11% of revenue, respectively, for the same quarter of fiscal 2020. The increase in revenue in the 2021 fiscal fourth quarter of approximately 34% as compared to the 2020 fiscal fourth quarter was primarily attributable to a recovery from the ongoing effects of the coronavirus on the Company’s business resulting from increased demand for the Company’s services as further described below.

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•	Revenue for the fiscal year ended September 30, 2021 was approximately $148.9 million compared to approximately $129.8 million for the fiscal year ended September 30, 2020; higher by approximately 15%. Contract staffing services contributed approximately $129.8 million, or approximately 87%, of revenue and direct placement services contributed approximately $19.1 million, or approximately 13% of revenue. This compares to contract staffing services of approximately $114.5 million, or approximately 88%, of revenue and direct placement services of approximately $15.3 million, or approximately 12% of revenue, respectively, for the 2020 fiscal year. The overall increase in contract staffing services and direct placement services revenue for fiscal 2021 compared to fiscal 2020 was primarily due to a recovery from the impact of the COVID-19 pandemic and improvement in the U.S. economy resulting in the increased demand for the services offered by the Company in the higher end verticals including finance, accounting and information technology. Some portions of office support and the light industrial segments were slower to recover because of a labor shortage due in part to government subsidies and many customers slower re-opening of bricks and mortar facilities; however, the recovery in those service lines accelerated in GEE Group’s third and fourth quarters of fiscal 2021 and have continued into the Company’s first quarter of Fiscal 2022.

•	Revenue from the combined professional contract and professional direct placement services, which is comprised of permanent and contract staffing and solutions in the IT, engineering, healthcare and finance, accounting and office specialties, was approximately $37 million and represents approximately 89% of total revenue for the 2021 fiscal fourth quarter and approximately $131.5 million approximately 88 % of total revenue, respectively, for the fiscal year ended September 30, 2021. This compares to approximately $26.5 million, or approximately 85%, of total revenue for the fourth quarter of fiscal 2020 and approximately $112.3 million, or approximately 86% of total revenue, respectively, for the fiscal year ended September 30, 2020. A key component of the Company’s strategic plan is to continue to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions.

•	Overall combined gross margin for the fiscal fourth quarter ended September 30, 2021 (including direct placement services which is recorded at 100% gross margin) was approximately 36.7% compared to approximately 34.0% for the fiscal fourth quarter ended September 30, 2020. The combined overall contract staffing gross margin (excluding direct placement services) was approximately 25% for the fiscal year fourth quarter of 2021 versus approximately 26.1% for the comparable prior year quarter. Overall combined professional services gross margin for the 2021 fiscal year fourth quarter (including direct placement services) was approximately 39.5% versus approximately 35.2% for the 2020 fiscal year fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2021 was approximately 26.6% versus approximately 25.9% for the comparable prior year quarter. Industrial staffing services gross margin was approximately 15% for the 2021 fiscal year fourth quarter versus approximately 14.9% for the 2020 fiscal year fourth quarter. The gross margin in the industrial staffing segment for the 2021 and 2020 fiscal year fourth quarters is unadjusted for the full effect of workers’ compensation rebates received; if the rebates were taken into account in the respective fourth quarters, gross margin would be several hundred basis points higher. See comparative full fiscal year results below). The changes in GEE’s 2021 fiscal year fourth quarter versus the 2020 fiscal year fourth quarter in overall gross margin, overall contract staffing services gross margin, professional contract staffing services gross margin and industrial staffing services gross margin are primarily attributable to a variety of factors including more direct placement revenue as a percentage of total revenue in the fiscal 2021 fourth quarter compared to the fourth quarter of fiscal 2020, revenue mix and the emphasis on higher margin business, plus the benefit of an enhanced workers compensation program including rebates in the commercial (industrial) staffing services division.

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•	The Company’s overall combined gross margin for the fiscal year ended September 30, 2021 (including direct placement services) was approximately 35.3% compared to approximately 34.4% for the fiscal year ended September 30, 2020. The combined overall contract staffing services gross margin (excluding direct placement services) was approximately 25.8% for the 2021 fiscal year end versus approximately 25.7% for the 2020 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2021 fiscal year end was approximately 26.3% compared to approximately 26.4% for the 2020 fiscal year end. Including workers’ compensation rebates earned in each of the fiscal years, industrial staffing services gross margin for the 2021 fiscal year end was approximately 22.3% compared to approximately 21.7% for the 2020 fiscal year end.

•	Selling, general and administrative expenses (SG&A) were approximately $11.9 million and approximately 29% as a percentage of revenue for the 2021 fiscal fourth quarter compared to approximately $10.1 million and approximately 33% of revenue for the 2020 fiscal fourth quarter. SG&A expenses included noncash stock compensation expenses of approximately $135,000 and acquisition, integration and restructuring expenses of approximately $74,000 for the fiscal 2021 fourth quarter and noncash stock compensation expenses of approximately $269,000 and acquisition, integration and restructuring expenses of approximately $1.0 million for the fiscal 2020 fourth quarter.

•	SG&A was approximately $41.7 million for the 2021 fiscal year compared to approximately $44.4 million for the 2020 fiscal year. Selling, general and administrative expenses (SG&A) as a percentage of revenue for the 2021 fiscal year were approximately 28% compared to approximately 34% of revenue for the 2020 fiscal year. SG&A expenses included noncash stock compensation expenses of approximately $970,000 and acquisition, integration and restructuring expenses of approximately $414,000 for the fiscal year ended September 30, 2021 and noncash stock compensation expenses of approximately $1.6 million and acquisition, integration and restructuring expenses of approximately $4.3 million for the fiscal year ended September 30, 2020. SG&A for the 2020 fiscal year also included approximately $1.7 million in bad debt expenses associated with a single commercial client of the Industrial segment that declared bankruptcy earlier in 2020.

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•	GAAP income from operations for the 2021 fiscal fourth quarter was approximately $2.3 million compared to a GAAP loss from operations of approximately $(9.6) million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million) for the fiscal 2020 fiscal fourth quarter. GAAP income from operations for the fiscal year ended September 30, 2021 was approximately $6.5 million versus a GAAP loss from operations of approximately $(13.8) million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million) for the fiscal year ended September 30, 2020.

•	GAAP net income for the fiscal fourth quarter ended September 30, 2021 was approximately $3.0 million compared to a GAAP net loss of approximately $(12.6) million for the fiscal fourth quarter ended September 30, 2020. The GAAP net income for the fiscal 2021 fourth quarter included a gain on debt extinguishment of approximately $1.2 million and the GAAP net loss for the fiscal fourth quarter of 2020 included a noncash goodwill impairment charge of approximately $8.9 million. GAAP net income for the fiscal year ended September 30, 2021 was approximately $6,000 (inclusive of a loss on debt extinguishment of approximately $548,000 and interest expense of approximately $5.9 million) versus a GAAP net loss of approximately $(14.4) million (inclusive of a noncash goodwill impairment charge of approximately $8.9 million, a gain on extinguishment of debt of approximately $12.3 million and interest expense of approximately $12.2 million) for the fiscal year ended September 30, 2020.

•	Adjusted EBITDA, a non-GAAP financial measure computed by adjusting earnings before interest, taxes depreciation and amortization (“EBITDA”) to exclude noncash stock compensation expenses, acquisition, integration & restructuring and capital markets-related expenses, gains and losses on extinguishment of debt and noncash goodwill impairment charges, for the fiscal fourth quarter ended September 30, 2021 was approximately $3.6 million versus adjusted EBITDA of approximately $1.7 million for the comparable 2020 prior year fiscal fourth quarter. Reconciliations of non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2021 and 2020 to GAAP net income (net loss) for those periods are attached to this press release.

•	Adjusted EBITDA, a non-GAAP financial measure computed by adjusting earnings before interest, taxes depreciation and amortization (“EBITDA”) to exclude noncash stock compensation expenses, acquisition, integration & restructuring expenses and capital markets-related expenses, gain and losses on extinguishment of debt and noncash goodwill impairment charges, for the fiscal year ended September 30, 2021 was approximately $12.3 million versus adjusted EBITDA of approximately $6.1 million for the fiscal year ended September 30, 2020. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2021 and September 30, 2020 to GAAP net income (net loss) for those periods are attached to this press release.

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The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A & 14C, filed with the SEC, the discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance. See “Forward-Looking Statements” below which incorporates “Risk Factors” related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company’s business.

Use of Non-GAAP Financial Measures

The Company discloses non-GAAP financial measures and management and the board of directors use non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate operating performance, for financial planning purposes, to establish operational and budgetary goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believe that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation expenses, acquisition, integration, restructuring, capital markets-related expenses, gain or loss on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statements of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s consolidated financial statements prepared in accordance with GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10-K and Form 10-Q for the respective periods, which should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (loss) referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

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Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, The Company’s financial results for the 2021 fourth quarter and fiscal year ended September 30, 2021 are outstanding, particularly in light of the challenges presented by the pandemic. Revenue and profitability growth for the fourth quarter and fiscal year were exceptional and exceeded the amounts achieved in fiscal 2020 as well as fiscal 2019. All of our dedicated employees responded favorably and adapted well to changes in the workplace which contributed greatly to the Company’s growth. We were able to add significant internal recruiting resources, both working in the offices and remotely, to meet the rising demand for labor. In fiscal 2021, we significantly increased the number of contract workers on assignment and the number of direct hire placements. And, we are continuing to experience increasing demand and a robust hiring environment in the fiscal first quarter ending December 31, 2021.

Mr. Dewan added, “In 2021, GEE Group significantly enhanced and strengthened its liquidity and financial position by eliminating all debt, building a cash position of approximately $10 million and having full availability on its bank ABL credit facility. The Company is now very well-positioned to continue to execute its growth initiatives. GEE Group will focus on organic growth, cross selling services within offices and geographically. We also will be opportunistic with potential strategic acquisitions and mergers, focusing on those that will be beneficial to the operations and financial position of the Company and be accretive to earnings and maximize shareholder value.”

Mr. Dewan concluded, “The workplace dynamics have changed drastically from the pandemic contributing to the widespread use of “just-in-time”, “on-demand” labor coupled with continued requirements for full time hires. Our Company will continue to capitalize on these opportunities and, likewise, we expect to continue to benefit from these changes in 2022 and beyond.

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

($ in thousands)	2021	2020
Net income (net loss) GAAP	$2,993	$(12,550)
Interest expense	119	2,615
Losses (gains) on debt extinguishments	(1,220)	-
Provision for income taxes	365	326
Depreciation	83	67
Amortization of intangible assets	1,015	1,117
Goodwill non-cash impairment charge	-	8,850
EBITDA (non-GAAP measure)	3,355	425
Stock-based compensation	135	269
Acquisition, integration and strategic planning expenses	74	1,026
Net losses (gains) on debt extinguishments and other	(2)	4
Adjusted EBITDA (non-GAAP measure)	$3,562	$1,724

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

($ in thousands)	2021	2020
Net income (net loss) GAAP	$6	$(14,347)
Interest expense	5,878	12,233
Losses (gains) on debt extinguishments	548	(12,316)
Provision for income taxes	58	597
Depreciation	311	248
Amortization of intangible assets	4,089	5,038
Goodwill non-cash impairment charge	-	8,850
EBITDA (non-GAAP measure)	10,890	303
Stock-based compensation	970	1,559
Acquisition, integration and strategic planning expenses	414	4,271
Net losses (gains) on debt extinguishments and other	(2)	6
Adjusted EBITDA (non-GAAP measure)	$12,272	$6,139

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)
	2020	2019
Net income (net loss) GAAP	$(12,550)	$(3,586)
Interest expense, net	2,615	3,231
Taxes (benefit)	326	(30)
Depreciation and amortization	1,184	1,477
Stock compensation & other	273	525
Acquisition, integr. & restr.	1,026	1,291
Noncash goodwill impairment	8,850	-
Non-GAAP adjusted EBITDA	$1,724	$2,908

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Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

(In thousands)
	2020	2019
Net income (net loss) GAAP	$(14,347)	$(17,763)
Interest expense, net	12,233	12,440
Taxes (benefit)	597	370
Depreciation and amortization	5,286	5,935
Stock compensation & other	1,564	2,186
Acquisition, integr. & restr.	4,271	4,281
Noncash goodwill impairment	8,850	4,300
Gain on debt extinguishment	(12,316)	-
Non-GAAP adjusted EBITA	$6,138	$11,749

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RECONCILIATION OF NET INCOME TO	Three Months Ended
EBITDA AND ADJUSTED EBITDA	June 30,	March 31,	June 30,
(In thousands)	2021	2021	2020
Net income (loss) attributable to common shareholders	$(937)	$(1,735)	$31,670
Interest expense	539	2,534	3,334
Provision for income taxes	(29)	117	90
Depreciation	78	77	33
Amortization of intangible assets	1,015	1,015	1,125
EBITDA (non-GAAP measure)	666	2,008	36,252
Non-cash Stock-based compensation	231	293	337
Acquisition, integration and strategic planning expenses	151	26	1,561
Net losses (gains) on debt extinguishments and other	2,055	(289)	(36,795)
Adjusted EBITDA (non-GAAP measure)	$3,103	$2,038	$1,355

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GEE GROUP INC.
BALANCE SHEETS

	September 30,
(in thousands)	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$9,947	$14,074
Accounts receivable, less allowances ($286 and $2,072, respectively)	23,070	16,047
Prepaid expenses and other current assets	668	1,393
Total current assets	33,685	31,514
Property and equipment, net	765	906
Goodwill	63,443	63,443
Intangible assets, net	14,754	18,843
Right-of-use assets	3,920	4,623
Other long-term assets	1,022	684
TOTAL ASSETS	$117,589	$120,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,257	$2,051
Accrued compensation	6,413	5,506
Current Paycheck Protection Program Loans and accrued interest	16,741	2,243
Current operating lease liabilities	1,681	1,615
Other current liabilities	4,065	6,748
Total current liabilities	31,157	18,163
Deferred taxes	508	430
Paycheck Protection Program loans and accrued interest	-	17,779
Revolving credit facility	-	11,828
Term loan, net of discount	-	37,752
Noncurrent operating lease liabilities	3,006	3,927
Other long-term liabilities	2,149	2,756
Total long-term liabilities	5,663	74,472

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares, designated 160 shares of Series A,
5,950 shares of Series B, 3,000 shares of Series C, none issued	-	-
Total mezzanine equity	-	-

SHAREHOLDERS’ EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 114,100 shares
at September 30, 2021 and 17,667 shares at September 30, 2020, respectively	-	-
Additional paid in capital	111,416	58,031
Accumulated deficit	(30,647)	(30,653)
Total shareholders’ equity	80,769	27,378
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$117,589	$120,013

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GEE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended September 30,		Year Ended September 30,
(in thousands except per share data)	2021	2020	2021	2020
NET REVENUES:	(Unaudited)	(Unaudited)
Contract staffing services	$34,952	27,691	$129,802	$114,526
Direct hire placement services	6,499	3,313	19,078	15,309
NET REVENUES	41,451	31,004	148,880	129,835

Cost of contract services	26,224	20,477	96,339	85,131
GROSS PROFIT	15,227	10,527	52,541	44,704

Selling, general and administrative expenses (including noncash
stock-based compensation expense of $135, $269, $970 and $1,559 respectively)	11,872	10,102	41,651	44,401
Depreciation expense	83	67	311	248
Amortization of intangible assets	1,015	1,117	4,089	5,038
Goodwill impairment charge	-	8,850	-	8,850
INCOME (LOSS) FROM OPERATIONS	2,257	(9,609)	6,490	(13,833)
Gain on extinguishment of debt	1,220	-	(548)	12,316
Interest expense	(119)	(2,615)	(5,878)	(12,233)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	3,358	(12,224)	64	(13,750)
Provision for income tax	(365)	$(326)	(58)	(597)
NET INCOME (LOSS)	2,993	(12,550)	6	(14,347)
Gain on redeemed preferred stock	-	-	-	24,475
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,993	$(12,550)	$6	$10,128

BASIC EARNINGS PER SHARE	$0.03	$(0.82)	$0.00	$0.67
DILUTED EARNINGS (LOSS) PER SHARE	$0.03	$(0.58)	$0.00	$(1.14)
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	114,100	15,214	60,594	15,214
DILUTED	115,268	21,570	61,948	21,570

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-looking Statements Safe Harbor

In addition to historical information, this press release contains statements relating to possible future events and/or future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not strictly historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are no t guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified. Consequently, as a result these and other factors, the Company’s actual results may differ materially from those expressed or implied by such forward-looking statements.

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The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and continues to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy and employment, in general, including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. While incidences of COVID-19 have generally subsided since its initial outbreak, there continue to be signs of the virus, including emergence of variants of the original strain. Therefore, there is no assurance that conditions will continue to improve and could worsen and further negatively impact GEE Group. Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and sales people; (xii) the Company’s failure to recruit qualified candidates to provide to clients as temporary workers under contract or for full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics (such as “COVID-19” referred to above), or other harmful viral or non-viral rapidly spreading diseases; and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC).

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact: GEE Group Inc.
Kim Thorpe
904.512.7504
invest@genp.com

SOURCE: GEE Group Inc.

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